Exhibit 99.1

China Direct Reports Record Financial Results for the First Quarter of 2008

–	1st Quarter revenue reaches a record $59.97 million increasing 91% year over year
–	1st Quarter net income increases to a record $4.75 million increasing 154% year over year
–	Net income from China operating subsidiaries reaches a record $4.01 million
–	Company raises full year 2008 net income guidance to $26 million from previous $24 million as management sees sustainable operating margin improvement.

Deerfield Beach, Florida – May 8, 2008 - (PR Newswire) – China Direct, Inc. (NASDAQ: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, announced today the Company’s financial results for the first quarter of 2008.

Financial Highlights

Revenues for the first quarter ended March 31, 2008 was $59.97 million, a 91% increase as compared to revenues of $30.94 million in the first quarter ended March 31, 2007. The rise in revenues was mainly attributable to increased sales from our magnesium segment which is consisted of four operating subsidiaries during the quarter as compared to only one subsidiary in the first quarter of 2007.

Gross profit for the first quarter of 2008 was $10.49 million a 202% increase as compared to $3.47 million in the first quarter ended March 31, 2007. Gross profit in the fourth quarter of 2007 was $6.82 million. Total operating expenses for the first quarter of 2008 increased to $1.70 million as compared to $837,509 in the first quarter of 2007. Operating expenses were up slightly, approximately $20,000 from $1.68 million in the fourth quarter of 2007. The increase in operating expenses in the first quarter of 2008 as compared to the first quarter of 2007 reflects our investment in business development and financial staff in both the U.S. and China which we believe is sufficient to handle our current operations and our near term growth plans. The Company also experienced increases in travel expenses, professional consulting fees, insurance premiums, as well as non-cash stock compensation charges for employees, management, and professional advisors associated with its recent expansion and SEC compliance initiatives.

Operating income was $8.79 million during the first quarter of 2008 as compared to $2.63 million for the first quarter of 2007, yielding operating margins of 14.6% and 8.5%, respectively. The increase in operating margins was benefited by sales of magnesium manufactured by our subsidiaries as a result of acquisitions completed in the latter half of 2007. In the first quarter of 2007 sales were mostly comprised of magnesium purchased and distributed. Operating margins were also strengthened by a more favorable pricing environment for magnesium in the first quarter of 2008.

On a GAAP basis, net income for the first quarter of 2008 was $4.75 million, a 154% increase as compared to $1.87 million in the first quarter of 2007. Excluding certain non-cash items, net income for the first quarter of 2008 was $5.00 million as compared to $1.95 million in the first quarter of 2007. Net income from the magnesium segment of our business reached another record, accounting for $3.75 million in the first quarter of 2008, an increase of over $3.3 million from the $415,926 earned in the first quarter of 2007 and over $2.37 million from the $1.38 million earned in the fourth quarter of 2007. This 239% increase within our Magnesium segment in the first quarter of 2008 as compared to our fourth quarter of 2007 resulted from additional capacity coming on line at our production facilities acquired in 2007 and price improvements associated with newer sales contracts. These increases were realized even though the first quarter of 2008 had twelve fewer business days than the fourth quarter of 2008 as a result of the observance of the Chinese New Year. Net income from our China based operations increased to $4.01 million in the first quarter and far outpaced the U.S. based consulting operations which accounted for approximately $768,000 in net income in the first quarter.

Basic earnings on a Non-GAAP basis were $0.23 per share before giving effect to one-time, non-cash, non-payable beneficial conversion feature and relative fair value of warrants associated with the Series A Convertible Preferred Stock offering as well as non-cash stock compensation, as compared to basic earnings of $0.15 per share, on a Non-GAAP basis, in the first quarter of 2007 before giving effect to non-cash stock compensation. As previously disclosed, the Series A Convertible Preferred Stock and associated warrants were sold by the company in a private offering for $12,950,000 that closed on February 15, 2008 (the “Offering”). Pursuant to the terms of the offering, we issued and sold 12,950 shares of our Series A Convertible Preferred Stock convertible into 1,850,000 shares of our common stock at a price of $7.00 per share together with common stock purchase warrants to purchase an aggregate of 1,850,000 shares of our common stock at a price of $8.00 per share. The one-time, non-cash, non-payable beneficial conversion feature and relative fair value of warrants with the offering totaled $5.2 million and had no effect on our net income, balance sheet, shareholder equity or cash flow in this quarter. On a diluted basis, excluding the same items, earnings for the first quarter of 2008, on a Non-GAAP basis, were $0.21 per share as compared to $0.12 per share, on a Non-GAAP basis for the first quarter of 2007. Giving effect to these non-cash items, basic and diluted loss per common share for the first quarter of 2008 on a GAAP basis were both $(0.03) per share.

Balance Sheet

At March 31, 2008, total assets were $108.71 million, an increase of 23% from the $88.3 million at December 31, 2007. At March 31, 2008, shareholder equity reached $59.34 million, an increase of 39% from the $42.8 million at December 31, 2007. At March 31, 2008, cash and cash equivalents were $26.83 million and working capital was approximately $60.16 million, as compared to cash and cash equivalents of $20.7 million and working capital of $40.8 million at December 31, 2007.

2008 Financial Guidance

As the Company sees continued robust growth and sustainable improvement in operating margins, we are raising our 2008 full year guidance with regard to net income to $26 million from our previous guidance of $24 million and management will discuss its operations and guidance in greater detail during its conference call today, May 8, 2008 at 4:30 PM EDT.

Commenting on the quarter, Mr. Siegel, President of China Direct, Inc. stated, “We are pleased with the growth trajectory of our operations in China. The significant investments made by management, particularly in magnesium production, are now beginning to be evidenced in our operating results. We continue to see pricing improvements in our average magnesium contract prices as well as margin improvement from our added production capabilities. We are pleased to have closed on our first magnesium joint venture in Inner Mongolia in the quarter and look forward to closing on Xinjin Magnesium in the near future. We remain excited by the opportunities we are seeing in China and continue to seek out and review potential acquisition candidates for the benefit of our shareholders. We believe we are in an exceptional position to continue to build on the momentum created in the first quarter.”

China Direct Conference Call to discuss the Company’s financial results for the first quarter of 2008

The conference call will take place at 4:30 p.m. EDT on Thursday, May 8, 2008. Anyone interested in participating should call 1-800-762-9058 if calling within the United States or 1-480-629-9037 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct 2008 First Quarter Financial Results conference call/ Conference ID 3875548. There will be a playback available until May 15, 2008. To listen to the playback, please call 1-800-406-7325 if calling within the United States or 1-303-590-3030 if calling internationally. Please use the pass code 3875548 for replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at China Direct’s website at http://www.chinadirectinc.com. The webcast may also be accessed at ViaVid’s website at http://www.viavid.net. The webcast can be accessed through May 15, 2008 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

The following table reconciles the calculation of net income (loss) per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles (“GAAP”) to such amounts before giving effect to the non-cash deemed dividend deduction related to the Series A Convertible Preferred Stock and associated warrants (the “Preferred Stock and Warrants”) and the non-cash compensation. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of the non-cash deemed dividend deduction related to the Preferred Stock and Warrants and non-cash compensation. The presentation of the non-GAAP information titled “Net income per share as adjusted” or “Net income per diluted share as adjusted” is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

Q1 FY 2008 GAAP Reconciliation

RECONCILIATION OF GAAP to NON-GAAP NET INCOME

	Three Months Ended
	March 31, 2008	March 31, 2007
GAAP net income	$4,752,876	$1,870,869
Employee share-based compensation expense (1)	207,273	83,248
Fair value of warrants granted for services (2)	46,364	—
Non-GAAP net income	$5,006,513	$1,954,117

GAAP Earnings applicable to common stockholders	$(606,046)	$1,870,869
GAAP Basic EPS	$(0.03)	$0.14
GAAP Diluted EPS	$(0.03)	$0.12
Non-GAAP net income reconciliation total(1)+(2)	253,637	83,248
Non-cash deducted related to Preferred Stock issurance:
Relative Fair Value of warrants	2,765,946	—
Beneficial Conversion Feature	2,451,446	$0.00
NON-GAAP Earnings applicable to common stockholders	$4,864,983	$1,954,117
NON-GAAP Basic EPS	$0.23	$0.15
NON-GAAP Diluted EPS	$0.21	$0.12
Shares used in basic net income per-share calculation - GAAP	21,003,439	13,043,826
Shares used in basic net income per-share calculation - GAAP	21,003,439	13,043,826
Shares used in diluted net income per-share calculation - GAAP	21,003,439	16,216,384
Shares used in diluted net income per-share calculation - Non-GAAP	23,267,306	16,216,384

CHINA DIRECT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$26,830,459	$20,394,931
Investment in marketable securities held for sale	6,314,141	7,820,500
Investment in marketable securities held for sale-related party	760,019	1,315,488
Accounts receivable, net of allowance for doubtful accounts of $294,455 and $290,456 at March 31, 2008 and December 31, 2007, respectively	15,276,107	10,655,661
Accounts receivable-related parties	999,350	2,283,600
Inventories	12,052,261	5,293,986
Prepaid expenses and other current assets	15,934,127	15,439,462
Prepaid expenses-related parties	7,255,604	4,150,943
Loans receivable-related parties	1,569,309	—
Due from related parties	244,692	1,287,877
Total current assets	87,236,069	68,642,448

Restricted cash	2,810	646,970
Property, plant and equipment, net of accumulated depreciation of $1,004,121 and $577,801 at March 31, 2008 and December 31, 2007, respectively	20,657,415	18,010,524
Prepaid expenses and other assets	238,910	433,075
Property rights, net	572,310	553,304

Total assets	$108,707,514	$88,286,321

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Loans payable-short term	$2,150,324	$1,978,142
Accounts payable and accrued expenses	7,117,769	9,649,797
Accounts payable-related parties	433,886	964,114
Notes payable-related party	—	410,167
Accrued dividends payable	141,530	—
Advances from customers	7,710,585	6,963,061
Advances from customers-related parties	1,314,716
Other payables	6,131,917	4,097,716
Income tax payable	595,332	560,116
Due to related parties	1,483,959	3,137,233

Total current liabilities	27,080,018	27,760,346

Loans payable-long term	217,880	166,573

Minority interest	22,068,133	17,535,909

Stockholders’ Equity:
Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 12,950 shares and 0 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	12,950,000	—
Common Stock: $.0001 par value, 1,000,000,000 authorized, 21,007,010 and 20,982,010 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	2,101	2,098
Additional paid-in capital	34,213,325	30,257,644
Deferred compensation	(44,000)	(55,000)
Accumulated comprehensive income	369,397	162,045
Retained earnings	11,850,660	12,456,706

Total stockholders’ equity	59,341,483	42,823,493

Total liabilities and stockholders’ equity	$108,707,514	$88,286,321

CHINA DIRECT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2008	2007

Revenues	$59,240,798	$30,498,940
Revenues-related parties	733,921	440,000
Total revenues	59,974,719	30,938,940

Cost of revenues	49,479,814	27,467,014

Gross profit	10,494,905	3,471,926

Operating expenses:
Selling, general, and administrative	1,699,970	837,509

Operating income	8,794,935	2,634,417

Other income (expense):
Other income	193,618	9,936
Interest income	90,702	29,166
Realized loss on sale of marketable securities	(39,461)	—
Realized loss on sale of marketable securities-related party	—	(15,973)
Total other income	244,859	23,129

Net income before income taxes	9,039,794	2,657,546

Income taxes expense	(452,480)	(232,572)

Income before minority interest	8,587,314	2,424,974

Minority interest in income of subsidiaries	(3,834,438)	(554,105)

Net income	4,752,876	1,870,869

Deduct required dividends on Series A 8% Cumulative Preferred Stock:

Cumulative preferred stock dividend	(141,530)	—

Relative fair value of detachable warrants issued	(2,765,946)	—

Preferred stock beneficial conversion feature	(2,451,446)	—

Income (loss) applicable to common stockholders	$(606,046)	$1,870,869

Basic and diluted income (loss) per common share after deduction in 2008, of noncash deemed dividends attributable to Series A Preferred Stock as described in Notes 3 & 11 of the Notes to the Financial Statements:

Basic	$(0.03)	$0.14

Diluted	$(0.03)	$0.12

Basic weighted average common shares outstanding	21,003,439	13,043,826

Diluted weighted average common shares outstanding	21,003,439	16,216,384

About China Direct, Inc.

China Direct, Inc. (NASDAQ: CDS) is a diversified management and advisory services organization headquartered in the U.S. Our management services division acquires a controlling interest in entities operating in China. Our ownership control enables China Direct to provide management advice, as well as financing to Chinese entities. This infrastructure creates a platform to expand business opportunities globally while accessing the U.S. capital markets. Our advisory services division provides comprehensive advisory and consulting services to Chinese entities seeking to access the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.chinadirectinc.com.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

–	Our ability to identify and close acquisitions of operating companies in China in a cost effective manner that enhance our financial condition.
–

Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

–	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
–	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
–	The Investment Company Act of 1940 which limits the value of securities we can accept as payment for our business consulting services which may limit our future revenues.
–	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
–	Our dependence on certain key personnel.
–

The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

–	Our ability to assure that related party transactions are fair to our company.
–	Chang Magnesium’s chief executive officer is also chief executive officer of a group of companies which directly compete with Chang Magnesium.

–	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
–	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
–	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
–	The impact on future inflation in China on economic activity in China.
–	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
–	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
–	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.
–	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
–	Our ability to establish adequate management, legal and financial controls in the PRC.
–	The provisions of our articles of incorporation and bylaws which may delay or prevent a takeover which may not be in the best interests of our shareholders.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007.

Contact:

Investor Relations,

HC International, Inc.

Alan Sheinwald, Partner

Tel: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.

Richard Galterio, Executive Vice President

Tel: 1-877-China-57

Email: Rgalterios@cdii.net